Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Lightwave Logic, Inc.

We hereby consent to your incorporation of our audit report relating to the financial statements of Lightwave Logic, Inc. as of and for the years ended December 31, 2014 and 2013, and the reference to us under the caption "Experts" in the Registration Statement on Form S-1 of Lightwave Logic, Inc. dated February 12, 2016.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania

Date: February 12, 2016